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BANCO HIPOTECARIO SOCIEDAD ANÓNIMA

AND

THE BANK OF NEW YORK MELLON

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY SHARES

Amended and Restated Deposit Agreement

Dated as of _______, 2009

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EMM-790996_10

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of ________, 2009 among BANCO HIPOTECARIO SOCIEDAD ANÓNIMA a company organized under the laws of the Republic of Argentina (herein called the Company), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation (herein called the Depositary), and all Owners (as hereinafter defined) and Beneficial Owners (as hereinafter defined) from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary entered into a Regulation S Deposit Agreement dated as of February 2, 1999 (the “Regulation S Deposit Agreement”) for the purposes stated therein; and

WHEREAS, the Securities and Exchange Commission declared effective a registration statement on Form F-6 under the United States Securities Act of 1933, as amended, relating to the American Depositary Shares (as hereinafter defined) and, as result, the Company and the Depositary amended and restated the Regulation S Deposit Agreement as of March 27, 2006 (the “Prior Deposit Agreement”) to, among other things, remove certain restrictions on deposits and withdrawals of Shares and transfers of American Depositary Shares; and

WHEREAS, the Company and the Depositary now wish to amend the Prior Deposit Agreement to, among other things, provide that American Depositary Shares may be uncertificated securities or certificated securities evidenced by American Depositary Receipts; and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Prior Deposit Agreement is hereby amended and restated as follows:

ARTICLE 1.

DEFINITION

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1

American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by Receipts issued hereunder.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2

Beneficial Owner.

The term "Beneficial Owner" shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

SECTION 1.3

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereto in the United States.

SECTION 1.4

Company.

The term "Company" shall mean Banco Hipotecario Sociedad Anónima, a company organized under the laws of the Republic of Argentina, and its successors.

SECTION 1.5

Custodian.

The term "Custodian" shall mean the principal Buenos Aires office of Banco Rio de la Plata, S.A., as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation having an office in the city of Buenos Aires which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.6

Deposit Agreement.

The term "Deposit Agreement" shall mean this Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof, and all instruments supplemental hereto.

SECTION 1.7

Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the corporate trust office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.  If the address of the Corporate Trust Office changes after the date of this Deposit Agreement, notice shall be given to the Company prior to such change by the Depositary.

SECTION 1.8

deposit, deliver, execute, issue, register, surrender, transfer, withdraw or cancel.

The terms "deposit", "deliver", "execute", "issue", "register", "surrender", "transfer", "withdraw" or "cancel", when used with respect to Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under the laws of Argentina to effect transfers of securities and not to the physical transfer of certificates representing the Shares.

SECTION 1.9

Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.10

Dollars; Pesos.

The term "Dollars" shall mean the lawful currency of the United States.  The term "Pesos" shall mean the lawful currency of the Republic of Argentina.

SECTION 1.11

Foreign Currency.

The term "Foreign Currency" shall mean any currency other than Dollars.

SECTION 1.12

Foreign Registrar.

The term "Foreign Registrar" shall mean Caja de Valores S.A., a company organized under the laws of the Republic of Argentina or any successor as registrar for the Shares approved by the Company and any other appointed agent of the Company for the transfer and registration of Shares.

SECTION 1.13

Owner.

The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.14

Receipts.

The term "Receipts" shall mean the American Depositary Receipts  issued hereunder, in substantially the form of Exhibit A hereto, evidencing American Depositary Shares as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.15

Registrar.

The term "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts and to countersign Receipts as herein provided and shall include any co-registrars appointed by the Depositary after consultation with and approval of the Company.

SECTION 1.16

Restricted Securities.

The term “Restricted Securities” shall mean Shares, or American Depositary Shares representing Shares, that are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering, or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or the Republic of Argentina, or under a shareholder agreement or the Company's Estatutos Sociales.

SECTION 1.17

Securities Act.

The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.18

Securities Exchange Act.

The term "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.19

Shares.

The term "Shares" shall mean Class D shares of the Company, heretofore validly issued and outstanding and fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares, or hereafter validly issued and outstanding and fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares or interim certificates representing such Shares; provided, however, that if there shall occur any change in nominal value, change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares, the term "Shares" shall thereafter mean the successor securities resulting from such change in nominal value, change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.20

United States.

The term "United States" shall, except as otherwise provided in this Deposit Agreement or the Receipts, mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1

Form and Transferability of Receipts.

Receipts shall be entitled "American Depositary Receipts" and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.  Receipts may be issued in denominations of any whole number of American Depository Shares.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

This Receipt shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any other depositary receipt facility relating to the Shares.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred in accordance with the terms of this Deposit Agreement, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.

SECTION 2.2

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited under this Deposit Agreement (i) by delivery thereof to any Custodian hereunder, or (ii) through electronic transfer of such Shares to an account maintained by any Custodian at the Foreign Registrar for such purposes, in any event accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, by or on behalf of the person who will be the Beneficial Owner of the American Depositary Shares to be issued upon deposit of such Shares, and all such certifications, documents, other information and payments as may be required by the Depositary, the Custodian or the Company in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts, for the number of American Depositary Shares representing such deposited Shares.

No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under Argentine laws and regulations, including the payment of any applicable taxes or other governmental charges, and any necessary approval has been granted by any governmental body in the Republic of Argentina, which is then performing the function of the regulation of currency exchange or any other function which requires approval for the deposit of Shares.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments and payments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents and payments specified above, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary unless otherwise agreed to by the Company and the Depositary, or at such other place or places as the Depositary shall determine.

SECTION 2.3

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar, as the case may be, that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents and payments required as specified above and pursuant to Sections 2.06 and 5.09, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission.

Upon receiving such notice from such Custodian, the Depositary or its agent, subject to this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled, but (A) only upon payment to the Depositary or Custodian of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares and (B) subject to the other terms of this Deposit Agreement, the provisions of the Company's Estatutos Sociales and the Deposited Securities.

SECTION 2.4

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, including payment of the fees of the Depositary as provided in Section 5.09, shall, without unreasonable delay, register transfers of Receipts on its transfer books from time to time upon surrender at the Corporate Trust Office of the Depositary of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer (including, in the case of any Receipt in physical, certificated form, the due execution and completion of any endorsements appearing thereon relating to compliance with restrictions applicable to the transfer thereof), and duly stamped as may be required by the laws of the State of New York and of the United States.  Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of American Depositary Shares as evidenced by the Receipts surrendered and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws, but only upon payment to the Depositary of the fees of the Depositary as provided in Section 5.09.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may, with the prior written approval of the Company, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  Such co-transfer agents shall be removed, and substitutes appointed by the Depositary, upon the written request, or with the written approval of the Company.  Each co-transfer agent appointed under this Section 2.04 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5

Surrender of Receipts and Withdrawal of Shares.

Subject to the terms and conditions of this Deposit Agreement, upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Company's Estatutos Sociales, the Deposited Securities and applicable law, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (x) Shares in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him, and (y) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the principal Buenos Aires, Argentina offices of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by air courier, cable, telex or facsimile transmission.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of Receipts.

SECTION 2.6

Limitations on Execution and Delivery, Transfer and Surrender of Receipts and Withdrawal of Deposited Securities.

(a)

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, Company, Custodian, Registrar, or Foreign Registrar, if any, (i) may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee or conversion fee, if any, with respect thereto (including any such tax or charge and fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, (ii) may require the production of proof satisfactory to it as to the identity and genuineness of any signature and (iii) may also require compliance with any regulations the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

(b)

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or deposits of Shares may be refused, or the transfer of Receipts in particular instances may be refused, or the registration of transfer, split-up or combination of outstanding Receipts, or the surrender of outstanding Receipts for the purpose of withdrawal of Deposited Securities or the combination or split-up of Receipts, may be suspended generally or in particular instances, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

SECTION 2.7

Lost Receipts.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary and the Company.

SECTION 2.8

Cancellation and Destruction of Surrendered Receipts.

All Receipts physically surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled, subject to Section 2.10.

SECTION 2.9

Pre-Release of Receipts.

The Depositary shall not deliver Shares hereunder prior to the receipt and cancellation by it of Receipts.  Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under this Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

The Company shall have no liability to any Owner in connection with any Pre-Release.

SECTION 2.10

Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in accordance with procedures ordinarily followed by stock transfer agents located in the City of New York or as required by the laws or regulations governing the Depositary.  The Depositary agrees to make such records available to the Company upon reasonable request.

SECTION 2.11

Uncertificated American Depositary Shares; Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)

The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS.

SECTION 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts or Deposited Securities, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited Securities and the terms of this Deposit Agreement or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require.  The Depositary may, and at the request of the Company shall, if practicable, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

Upon the request and at the expense of the Company, the Depositary and the Custodian shall provide the Company, in a timely manner, with copies of any such proofs of citizenship or residence, or exchange control approval which it receives or any other information referred to above so requested.

SECTION 3.2

Liability of Owner or Beneficial Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary.  The Depositary may refuse to effect registration of transfer of such Receipt (or any split-up or combination thereof) or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale) and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

SECTION 3.3

Warranties on Deposit or Withdrawal of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of such Shares and the issuance of Receipts.

SECTION 3.4

Disclosure of Interests.

The Company may from time to time request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of such other person then or previously interested in such Receipts and the nature of such interest.  Each Owner agrees to provide any information required by the Company or the Depositary pursuant to this Section 3.04.  The Depositary agrees to comply with reasonable written instructions given by the Company requesting that the Depositary forward any such request to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

ARTICLE 4.

THE DEPOSITED SECURITIES.

SECTION 4.1

Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if such cash is received in Foreign Currency, subject to the provisions of Section 4.05, promptly convert such dividend or distribution into Dollars and shall as promptly as practicable distribute the amount thus received (net of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or its agent will remit to the appropriate governmental agency in the Republic of Argentina all amounts withheld and owing to such agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.2

Distributions Other than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary or its agent shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it or its agent to be distributed to the Owners entitled thereto, after the deduction or upon payment of any fees and out-of-pocket expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01.

SECTION 4.3

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09.  The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01; provided, however, no distributions to Owners pursuant to this Section 4.03 shall be unreasonably delayed by the actions of the Depositary or its agent.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4

Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, after consultation with the Company, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering, under (or pursuant to) any applicable Argentine law or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines, after consultation with the Company, that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary, after consultation with the Company, may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09 hereunder and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines, after consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from or not subject to such registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement or otherwise shall create, or shall be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from or not subject to such registration requirements.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.5

Conversion of Foreign Currency.

Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall promptly be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants or other instruments.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion, transfer or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license.

If at any time the Depositary shall determine in its judgment that any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.6

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary, after consultation with the Company if practicable, shall fix a record date which shall be the same date as the corresponding record date, if any, applicable to the Deposited Securities, or as close thereto as practicable (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights, if applicable, at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively and to give voting instructions, to exercise the rights of Owners hereunder with respect to such changed number of Shares and to act in respect of any other such matter.

SECTION 4.7

Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company mail to the Owners a notice in the English language, the form of which notice shall be in the sole discretion of the Depositary, which shall contain, in any event, (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Argentine law and of the Company's Estatutos Sociales, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the third sentence of the next paragraph if no instruction is received, to the Depositary to vote such Shares or other Deposited Securities in accordance with the recommendations of the Company’s Board of Directors.

Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipts in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to vote such Shares or other Deposited Securities in accordance with the written recommendations of the Company’s Board of Directors made to all shareholders, or unless the Company has not provided to the Depositary the legal opinion specified below, and if no such recommendations are made, the Depositary shall not vote such Shares or other Deposited Securities.  In connection with any resolution to be voted upon by the Depositary as holder of Shares under this Agreement, the Company will provide to the Depositary an opinion of Argentine counsel (which if rendered by the Company’s internal legal counsel will be rendered by the Company’s General Counsel) to the effect that such resolution is not contrary to Argentine law or the Estatutos Sociales of the Company.  If the Company has solicited the votes of Owners, the Depositary will, if requested by the Board of Directors and unless prohibited by any applicable provision of Argentine law, deposit substantially all Shares represented by American Depositary Shares for purposes of establishing a quorum at meetings of shareholders, whether or not voting instructions with respect to such shares have been received.

Upon the written request of the Company, which request shall be reasonably specific, the Depositary shall retain all records relating to the voting of Deposited Securities pursuant to this Section as required under applicable Argentine law.

SECTION 4.8

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company so requests, execute and deliver additional Receipts as in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports, notices and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also, upon written request, send to the Owners copies of such reports, notices, and communications when furnished by the Company pursuant to Section 5.06.  Any such reports, notices and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10

Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed to by the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Agreement.

The Depositary or its agent shall remit to appropriate governmental authorities and agencies in the United States all amounts, if any, withheld and owing to such authorities and agencies by the Depositary.  The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.  The Depositary shall use reasonable efforts to make and maintain arrangements enabling Holders and Owners who are citizens or residents of the United States to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.

SECTION 5.1

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, combinations and split-ups and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably require to enable the Company or its agents to file necessary reports with governmental agencies.  The Depositary shall use reasonable efforts to make and maintain arrangements enabling Owners who are citizens or residents of the Unites States to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares.

The Company shall have the right, at all reasonable times, to inspect the transfer and registration records of the Depositary, the Registrar and any co-transfer agents or co-registrars and to require such parties to supply copies of such portion of their records as the Company may request.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

SECTION 5.2

Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law, regulation, order, decree, moratorium or fiat of the United States, the Republic of Argentina or any other country, or of any governmental or regulatory authority, stock exchange or automated quotation system, or by reason of any provision, present or future, of the Company's Estatutos Sociales, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or outbreak of hostilities or other circumstances beyond its control, the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or the Company’s Estatutos Sociales.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary is prevented or prohibited by applicable law or otherwise from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3

Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is without negligence and in good faith.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.4

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by 60 days' written notice of its election to do so (or a lesser amount of notice if satisfactory to the Company) delivered to the Company, effective upon the appointment of a successor depositary to the Company and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Company in its sole discretion.

The Depositary may at any time be removed by the Company by 60 days' written notice of such removal effective upon the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Company in its sole discretion.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor at the earliest possible time a current and accurate list of the Owners of all outstanding Receipts, together with any materials, data, or computer records reasonably necessary for such successor to perform its obligations hereunder.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5

The Custodians.

The Depositary may appoint from time to time one or more agents to act for it as Custodian hereunder.  Any such Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.  Promptly after any such change, the Depositary shall give notice hereof in writing to the Company.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6

Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company's expense (unless otherwise agreed to by the Company and the Depositary), of copies of such notices, reports and communications to all Owners.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7

Issuance and Distribution of Additional Shares, Rights, etc.

The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for any such securities, including, without limitation, the circumstances described in Section 4.08 hereof (each a "Distribution"), the Company will promptly furnish to the Depositary a written opinion from United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act to be in effect prior to making such Distribution available to Owners entitled thereto.  If in the opinion of such counsel a registration statement is required, such written opinion shall include a statement to the effect as to whether or not there is a registration statement in effect which will cover such Distribution.

In the event that registration under the Securities Act would be required in connection with any such Distribution if made to Owners, the Company shall have no obligation to effect such registration.  To the extent the Company in its discretion deems it necessary or advisable in order to avoid any requirement to register such additional securities under the Securities Act, the Company may prevent Owners in the United States from receiving any such Distributions or purchasing any such additional securities (whether pursuant to preemptive right or otherwise) and give the Depositary written instructions directing the Depositary not to accept any Shares or other securities for deposit for such period of time following the issuance of such additional securities and to adopt such other specific measures as the Company may reasonably request in writing.  The Depositary agrees with the Company that it shall comply with such instructions.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, pursuant to this Deposit Agreement either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a registration statement is in effect as to such Shares under the Securities Act.

SECTION 5.8

Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by any Depositary or any Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09) but only to the extent that any such liability or expense arises in connection with (a) any United States Federal, state or local income tax laws, or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 hereof.  However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum or offering circular), or preliminary prospectus (or preliminary placement memorandum or preliminary offering circular) relating to the offer of sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding.  The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding.  Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee).  The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay the reasonable fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails to assume, at least ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to the Indemnitee that are different from or are in addition to those available to the Indemnitor.  No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement.  Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld or delayed.  The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

SECTION 5.9

Charges of Depositary.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or Foreign Registrar (or any other appointed agent of the Company for transfer and registration of the Shares) and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided for in this Deposit Agreement, (4) such out-of-pocket expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American  Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) a fee not in excess of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to the terms of this Deposit Agreement.

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10

Retention of Depositary Documents.

Except as provided herein, the Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary, unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11

Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

SECTION 5.12

List of Restricted Securities Owners.

From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.

AMENDMENT AND TERMINATION.

SECTION 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2

Termination.

The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Owner of a Receipt will, upon surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends and other distributions to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.  The obligations of the Depositary under Section 5.08 shall survive the termination of this Deposit Agreement.

ARTICLE 7.

MISCELLANEOUS.

SECTION 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of a Receipt during business hours.

SECTION 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

Owners and Beneficial Owners as Parties; Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5

Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Marcelo Icikson, Reconquista 151, 1003 Buenos Aires, Argentina (telephone: 011-54-11-4347-5798) or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention:  American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Company hereby (i) irrevocably designates and appoints CT Corporation System, in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

SECTION 7.7

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

SECTION 7.8

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.9

Article; Section.

Wherever references are made in this Deposit Agreement to an "Article" or "Articles" or to a "Section" or "Sections", such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

- # -

IN WITNESS WHEREOF, BANCO HIPOTECARIO SOCIEDAD ANÓNIMA and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares issued in accordance with the terms hereof.

BANCO HIPOTECARIO SOCIEDAD

ANÓNIMA

By:___________________________

      Name:

      Title:

THE BANK OF NEW YORK MELLON,

   as Depositary

By:___________________________

      Name:

      Title:

- # -

EXHIBIT A

[FORM OF RECEIPT]

______________________________

 AMERICAN DEPOSITARY

SHARES (Each  American

Depositary Share represents ten (10)

deposited Shares)

THE BANK OF NEW YORK MELLON

 AMERICAN DEPOSITARY RECEIPT

FOR CLASS D SHARES, PAR VALUE OF 1 PESOS EACH, OF

BANCO HIPOTECARIO SOCIEDAD ANÓNIMA

(ORGANIZED UNDER THE LAWS OF THE REPUBLIC OF ARGENTINA)

The Bank of New York Mellon, as depositary (hereinafter called the "Depositary"), hereby certifies that                                     , or registered assigns IS THE OWNER OF

 AMERICAN DEPOSITARY SHARES

representing deposited Class D shares, par value of 1 Peso each (herein called "Shares") of Banco Hipotecario Sociedad Anónima, a company organized under the laws of the Republic of Argentina (herein called the "Company").  At the date hereof, each  American Depositary Share represents ten (10) Shares, which are either deposited or subject to deposit under the Deposit Agreement at the principal Buenos Aires office of Banco Rio de la Plata S.A. (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.

THE  DEPOSIT AGREEMENT.

This  American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the  Amended and Restated Deposit Agreement, dated as of ______, 2009 (herein called the " Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Receipts agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect or in lieu of the Shares deposited or deemed to be deposited thereunder and any and all other securities, property and cash from time to time received by the Depositary or the Custodian in respect or in lieu of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in The City of New York and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

This Receipt shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any other depositary receipt facility relating to the Shares.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Subject to the terms and conditions of the Deposit Agreement, upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Company's Estatutos Sociales, the Deposited Securities and applicable law, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made delivery of (x) Shares in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him, and (y) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the principal Buenos Aires, Argentina offices of such Custodian, subject to Sections 2.06, 3.01 and 3.02 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by air courier, cable, telex or facsimile transmission.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of Receipts.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary upon surrender at the Corporate Trust Office of the Depositary of this Receipt, by the Owner hereof in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer (including, in the case of any Receipt in physical, certificated form, the due execution and completion of any endorsements appearing thereon relating to compliance with restrictions applicable to the transfer thereof), and duly stamped as may be required by the laws of the State of New York and the United States, and subject to the payment of funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement.  Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of American Depositary Shares as evidenced by the Receipts surrendered and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Depositary and the Company may require in order to comply with applicable laws, but only upon payment to the Depositary of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.

This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, Company, Custodian, Registrar or Foreign Registrar, if any, (i) may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee or conversion fee, if any, with respect thereto (including any such tax or charge and fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, (ii) may require the production of proof satisfactory to it as to the identity and genuineness of any signature and (iii) may also require compliance with any regulations the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement, including, without limitation, Section 2.06 thereof.

The Depositary may, with the prior written approval of the Company, appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or deposits of Shares may be refused, or the transfer of Receipts in particular instances may be refused or the registration of transfer, split-up or combination of outstanding Receipts, or the surrender of outstanding Receipts may be suspended generally or in particular instances, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares.  The Depositary will comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such instructions in order to facilitate the Company's compliance with the securities laws in the United States.

4.

LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the Regulation S American Depositary Shares evidenced by this Receipt, such tax or other governmental charge will be payable by the Owner or Beneficial Owner hereof to the Depositary.  The Depositary may refuse to effect registration of transfer of this Receipt (or any split-up or combination hereof) or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale) and the Owner or Beneficial Owner hereof will remain liable for any deficiency.

5.

WARRANTIES ON DEPOSIT OR WITHDRAWAL OF SHARES.

Every person depositing Shares under the Deposit Agreement will be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so.  Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties will survive the deposit of such Shares and issuance of Receipts.

6.

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of this Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts or Deposited Securities, proof of the identity of any person legally or beneficially interested in this Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited Securities and the terms of the Deposit Agreement or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require.  The Depositary may, and at the request of the Company shall, if practicable, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of the Republic of Argentina, including the payment of any applicable taxes or other governmental charges, and any necessary approval has been granted by any governmental body in the Republic of Argentina, which is then performing the function of the regulation of currency exchange or any other function which requires approval for the deposit of Shares.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

7.

CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or Foreign Registrar (or any other appointed agent of the Company for transfer and registration of the Shares) and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided for in the Deposit Agreement, (4) such out-of-pocket expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100  American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement and (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) a fee not in excess of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to the terms of this  Deposit Agreement.

The Depositary, subject to Section 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.

PRE-RELEASE OF RECEIPTS.

The Depositary shall not deliver Shares under the Deposit Agreement prior to the receipt and cancellation by it of Receipts.  Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

The Company shall have no liability to any Owner in connection with any Pre-Release.

9.

TITLE TO RECEIPTS.

Title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred in accordance with the terms of the Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Owner hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt, unless such holder is the Owner hereof.

10.

VALIDITY OF RECEIPT.

This Receipt will not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar (other than the Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

11.

AVAILABLE INFORMATION; REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company currently furnishes the Securities and Exchange Commission (hereinafter called the "Commission") with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934.   Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports, notices and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also, upon written request, send to the Owners copies of such reports, notices and communications when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.  Any such reports, notices and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if such cash is received in Foreign Currency, subject to the provisions of Section 4.05 of the Deposit Agreement, promptly convert such dividend or distribution into Dollars and shall as promptly as practicable distribute the amount thus received (net of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary or its agent shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary shall cause the securities or property received by it or its agent to be distributed to the Owners entitled thereto, after the deduction or upon payment of any fees and out-of-pocket expenses of the Depositary or any taxes or other governmental charges under the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of  American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, additional Receipts evidencing an aggregate number of  American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of  American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement.  The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act.  In lieu of delivering Receipts for fractional  American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement; provided, however, that no distributions to Owners pursuant to Section 4.03 of the Deposit Agreement shall be unreasonably delayed by the actions of the Depositary or its agent under the Deposit Agreement.  If additional Receipts are not so distributed, each  American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

13.

RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, after consultation with the Company, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering, under (or pursuant to) any applicable Argentine law or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines, after consultation with the Company, that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary, after consultation with the Company, may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to Section 4.04 of the Deposit Agreement, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary determines, after consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from or not subject to such registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement or otherwise shall create, or shall be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from or not subject to such registration requirements.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall promptly be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants or other instruments.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion, transfer or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license.

If at any time the Depositary shall determine in its judgment that any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.

FIXING OF RECORD DATE.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary, after consultation with the Company if practicable, shall fix a record date which shall be the same date as the corresponding record date, if any, applicable to the Deposited Securities, or as close thereto as practicable (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights, if applicable, at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively and to give voting instructions, to exercise the rights of Owners under the Deposit Agreement with respect to such changed number of Shares and to act in respect of any other such matter.

16.

VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company mail to the Owners a notice in the English language, the form of which notice shall be in the sole discretion of the Depositary, which shall contain, in any event, (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Argentine law and of the Company's Estatutos Sociales, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the third sentence of the next paragraph if no instruction is received, to the Depositary to vote such Shares or other Deposited Securities in accordance with the recommendations of the Company’s Board of Directors.

Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipts in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to vote such Shares or other Deposited Securities in accordance with the written recommendations of the Company’s Board of Directors made to all shareholders, or unless the Company has not provided to the Depositary the legal opinion specified below, and if no such recommendations are made, the Depositary shall not vote such Shares or other Deposited Securities.  In connection with any resolution to be voted upon by the Depositary as holder of Shares under this Agreement, the Company will provide to the Depositary an opinion of Argentine counsel (which if rendered by the Company’s internal legal counsel will be rendered by the Company’s General Counsel) to the effect that such resolution is not contrary to Argentine law or the Estatutos Sociales of the Company.  If the Company has solicited the votes of Owners, the Depositary will, if requested by the Board of Directors and unless prohibited by any applicable provision of Argentine law, deposit substantially all Shares represented by American Depositary Shares for purposes of establishing a quorum at meetings of shareholders, whether or not voting instructions with respect to such shares have been received.

Upon the written request of the Company, which request shall be reasonably specific, the Depositary shall retain all records relating to the voting of Deposited Securities pursuant to Section 4.07 of the Deposit Agreement as required under applicable Argentine law.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company so requests, execute and deliver additional Receipts as in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law, regulation, order, decree, moratorium or fiat of the United States, the Republic of Argentina or any other country, or of any governmental or regulatory authority, stock exchange or automated quotation system, or by reason of any provision, present or future, of the Company's Estatutos Sociales, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or outbreak of hostilities or other circumstances beyond its control, the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the Company's  Estatutos Sociales.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary is prevented or prohibited by applicable law or otherwise from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is without negligence and in good faith.  No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by any Depositary or any Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09 of the Deposit Agreement) but only to the extent that any such liability or expense arises in connection with (a) any United States Federal, state or local income tax laws, or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 of the Deposit Agreement.  However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum or offering circular), or preliminary prospectus (or preliminary placement memorandum or preliminary offering circular) relating to the offer of sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

19.

DESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUBSTITUTE OR ADDITIONAL CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by 60 days' written notice of its election to do so (or a lesser amount of notice if satisfactory to the Company) delivered to the Company, effective upon the appointment of a successor depositary to the Company and its acceptance of such appointment as provided in the Deposit Agreement, which appointment shall be on terms satisfactory to the Company in its sole discretion.  The Depositary may at any time be removed by the Company by 60 days' written notice of such removal effective upon the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as provided in the Deposit Agreement, which appointment shall be on terms satisfactory to the Company in its sole discretion.  In case at any time the Depositary shall resign or be removed, the Company will use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary will execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, will become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, will execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, will duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and will deliver to such successor at the earliest possible time a current and accurate list of the Owners of all outstanding Receipts, together with any material, data, or computer records reasonably necessary for such successor to perform its obligations under the Deposit Agreement.  Any such successor depositary will promptly mail notice of its appointment to the Owners.

Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution of filing of any document or any further act.

20.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other expenses), or which shall otherwise prejudice any substantial existing right of Owners will, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Beneficial Owner, at the time any amendment so becomes effective, will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of this Receipt to surrender such Receipt and receive herefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary shall at any time at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement.  On and after the date of termination, the Owner of this Receipt will, upon surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends and other distributions to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.  The obligations of the Depositary under Section 5.08 of the Deposit Agreement shall survive the termination of the Deposit Agreement.

22.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

23.

SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

In the Deposit Agreement, the Company has (i) appointed CT Corporation System, in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to deliver, upon the execution and delivery of the Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or the Deposit Agreement remains in force.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices under the Deposit Agreement, and service so made shall be deemed completed five (5) days after the same shall have been so mailed

24.

DISCLOSURE OF INTERESTS.

The Company may from time to time request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of such other person then or previously interested in such Receipts and the nature of such interest.  Each Owner agrees to provide any information required by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement.  The Depositary agrees to comply with reasonable written instructions given by the Company requesting that the Depositary forward any such request to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

25.

UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)

The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.